Graphic Packaging Holding Company Reports Fourth Quarter and Full-Year 2024 Results

Full-Year 2024 Highlights

•Launched Vision 2030
•Delivered Adjusted EBITDA margin of 19.1%
•Returned to positive packaging volume growth in second half of the year
•Achieved Innovation Sales Growth of $205 million
•Executed Virtual Power Purchase Agreement to increase renewable energy use in Europe
•Repurchased 2% of common shares outstanding; returned $322 million of capital to stockholders

Full-Year 2024 Financial Results

•Net Sales $8,807 million, versus $9,428 million in 2023
•Net Income $658 million, versus $723 million in 2023
•Adjusted EBITDA $1,682 million, versus $1,876 million in 2023
•Adjusted EBITDA Margin 19.1%, versus 19.9% in 2023
•Earnings per Diluted Share $2.16, versus $2.34 in 2023
•Adjusted Earnings per Diluted Share $2.49, versus $2.91 in 2023
•Net Leverage 3.0x, versus 2.8x at prior year-end

ATLANTA, February 4, 2025 – Graphic Packaging Holding Company (NYSE: GPK) ("Graphic Packaging" or the "Company”), a global leader in sustainable consumer packaging, today reported fourth quarter and full-year 2024 results.

Net Income for fourth quarter 2024 was $138 million, or $0.46 per share, based upon 302.7 million weighted average diluted shares. This compares to fourth quarter 2023 Net Income of $196 million, or $0.64 per share, based upon 308.5 million weighted average diluted shares. The fourth quarter of 2024 was impacted by a net charge from special items and amortization of purchased intangibles of $41 million and the fourth quarter of 2023 was impacted by a net charge from special items and amortization of purchased intangibles of $34 million. When adjusting for special items and amortization of purchased intangibles, Adjusted Net Income for the fourth quarter of 2024 was $179 million, or $0.59 per diluted share. This compares to fourth quarter 2023 Adjusted Net Income of $230 million, or $0.75 per diluted share.

For the full year 2024, Net Income was $658 million, or $2.16 per share, based upon 305.1 million weighted average diluted shares. This compares to 2023 Net Income of $723 million, or $2.34 per share, based upon 309.1 million weighted average diluted shares. Full-year 2024 and 2023 were impacted by a net charge from special items and amortization of purchased intangibles of $101 million and $176 million respectively. When adjusting for special items and amortization of purchased intangibles, Adjusted Net Income for full-year 2024 was $759 million, or $2.49 per diluted share. This compares to full-year 2023 Adjusted Net Income of $899 million, or $2.91 per diluted share.

Michael Doss, the Company’s President and CEO said, “In 2024, we demonstrated the value of the Graphic Packaging business model, generating a level of consistency and profitability in line with other leading consumer packaging companies. We delivered strong and steady margins and significant new consumer packaging innovations. Our strategic investments in capabilities, innovation, and competitive advantage have positioned the company for long-term value creation. In 2025, we will build on that success, driving competitive advantage in recycled paperboard across all of North America, and expanding our innovation capabilities into new markets and new product categories around the world.
"The past two years have presented unusual volume challenges for the industry and our customers. Customer destocking is largely over, but consumers are stretched and searching for value in their everyday purchases. Across grocery, convenience, e-commerce and mass retail, Graphic Packaging is responding to our customers’ evolving needs by creating the more circular, more functional, and more convenient packaging that consumers prefer. As the last of our major asset investments comes to completion in 2025, capital spending will decline significantly, and we will deploy excess cash to create substantial value for our stockholders. Consistent with our capital allocation priorities, today we are announcing a 10% increase in the quarterly dividend, to $0.11 per common share, effective for the first quarter 2025."

Operating Results

Net Sales

Net Sales decreased 7% or $154 million to $2,095 million in the fourth quarter of 2024, compared to $2,249 million in the prior year period. The decline was driven primarily by a $103 million negative impact from the divestiture of the Augusta, GA bleached paperboard manufacturing facility and bleached paperboard price and volume declines, and a $22 million net decline in sales from packaging operations, where price declines were partially offset by volume growth. Other acquisitions and divestitures (excluding Augusta) had a $14 million unfavorable impact on sales in the quarter, while foreign exchange had a $15 million unfavorable impact.

Net Sales decreased 7% or $621 million to $8,807 million for the full year 2024, compared to $9,428 million in the prior year. The decline was driven by a $389 million negative impact from the divestiture of the Augusta, GA bleached paperboard manufacturing facility and bleached paperboard price and volume declines, and a $235 million net decline in sales from packaging operations, where price and volume declined. Other acquisitions and divestitures (excluding Augusta) had a $27 million favorable impact on sales for the full year 2024, while foreign exchange had a $24 million unfavorable impact.

EBITDA

EBITDA for the fourth quarter of 2024 was $376 million, $68 million lower than the fourth quarter of 2023. After adjusting both periods for business combinations and other special items, Adjusted EBITDA was $404 million in the fourth quarter of 2024 versus $457 million in the fourth quarter of 2023. The $53 million decline in Adjusted EBITDA was driven primarily by the divestiture of the Augusta, GA bleached paperboard manufacturing facility and bleached paperboard price and volume declines ($39 million), and a decision to accelerate equipment maintenance ($5 million). Excluding those items, the impact of lower sales and modest inflation were offset by Net Performance. Other acquisitions and divestitures (excluding Augusta) had a $3 million unfavorable impact on Adjusted EBITDA in the quarter, while foreign exchange had a $5 million unfavorable impact. Fourth quarter 2024 Adjusted EBITDA Margin was 19.3% versus 20.3% in the prior year quarter.

EBITDA for the full year 2024 was $1,677 million, $118 million lower than 2023. After adjusting both periods for business combinations and other special items, Adjusted EBITDA was $1,682 million for the full year 2024 versus $1,876 million for the full year 2023. The $194 million decline in Adjusted EBITDA was driven primarily by the divestiture of the Augusta, GA bleached paperboard manufacturing facility and bleached paperboard price and volume declines ($164 million), and by previously disclosed weather and power and equipment maintenance issues ($30 million). Excluding those items, the impact of lower sales and modest inflation were offset by Net Performance. Other acquisitions and divestitures (excluding Augusta) had a $10 million favorable impact on Adjusted EBITDA for the full year 2024, while foreign exchange had a $9 million unfavorable impact. Full-year 2024 Adjusted EBITDA Margin was 19.1% versus 19.9% for the full year 2023.

Other Results

Total Debt (Long-Term, Short-Term and Current Portion) decreased $221 million during the fourth quarter of 2024 to $5,209 million compared to the third quarter of 2024. Total Net Debt (Total Debt less Cash and Cash Equivalents) decreased $252 million during the fourth quarter of 2024 to $5,052 million compared to the third quarter of 2024. The Company's fourth quarter 2024 Net Leverage Ratio was 3.0x compared to 3.1x at the end of the third quarter 2024.

Capital expenditures for the fourth quarter 2024 were $310 million, versus $212 million in the fourth quarter of 2023, primarily reflecting further acceleration of project spending. For the full year 2024, capital expenditures were $1,203 million, compared to $804 million in 2023.
The Company returned approximately $322 million to stockholders during the twelve months of 2024 through dividends and share repurchase activity. Regular dividends of approximately $122 million were paid during 2024.

2025 Annual Guidance and Commentary

The Company currently expects 2025 Net Sales, Adjusted EBITDA, and Adjusted EPS, excluding foreign exchange impact, of $8.7 billion to $8.9 billion, $1.68 billion to $1.78 billion, and $2.53 to $2.78, respectively. At current forward rates, the company estimates current foreign exchange headwinds to Net Sales, Adjusted EBITDA, and Adjusted EPS, of approximately $120 million, $20 million, and $0.05, respectively. Including the current foreign exchange headwind, expected 2025 Net Sales, Adjusted EBITDA, and Adjusted EPS are $8.6 billion to $8.8 billion, $1.66 billion to $1.76 billion, and $2.48 to $2.73, respectively.

Capital spending is currently expected to be in the range of $700 million as the Company's Waco, Texas recycled paperboard investment moves toward completion.

Innovation Sales Growth, Net Performance, and Non-GAAP Reconciliations

We define Innovation Sales Growth as incremental sales of a product that delivers a significant change in materials used, package functionality, or design to a new or existing customer. We define Net Performance as the impact of cost and productivity initiatives, production efficiencies and/or disruptions, and other operating impacts. A tabular reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted EPS, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Debt and Net Leverage is attached to this release.

Earnings Call

The Company will host a conference call at 10:00 a.m. ET today (February 4, 2025) to discuss the results of fourth quarter and full-year 2024. The conference call will be webcast and can be accessed from the Investors website at https://investors.graphicpkg.com. Participants may also listen via telephone by using the following dial-in numbers:

Toll-Free: 888-506-0062
International: 973-528-0011
Participant Access Code: 990434
Investors: Investor.Relations@graphicpkg.com
Media: Comms@graphicpkg.com

Forward Looking Statements

Any statements of the Company’s expectations in this press release, including, but not limited to volume and cash generation increases, 2025 Net Sales, Adjusted EBITDA and Adjusted Earnings per Diluted Share guidance, driving competitive advantage, expanding innovation capabilities, as well as 2025 capital spending, constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and its present expectations. These risks and uncertainties include, but are not limited to, inflation of and volatility in raw material and energy costs, changes in consumer buying habits and product preferences, competition with other paperboard manufacturers and product substitution, the Company’s ability to implement its business strategies, including strategic acquisitions, productivity initiatives, cost reduction plans and integration activities, as well as the Company’s debt level, currency movements and other risks of conducting business internationally, the impact of regulatory and litigation matters, including the continued availability of the Company's U.S. federal income tax attributes to offset U.S. federal income taxes and the timing related to the Company’s future U.S. federal income tax payments. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements, except as may be required by law. Additional information regarding these and other risks is contained in the Company’s periodic filings with the Securities and Exchange Commission.

About Graphic Packaging Holding Company

Graphic Packaging Holding Company (NYSE: GPK), headquartered in Atlanta, Georgia, designs and produces consumer packaging made primarily from renewable or recycled materials. An industry leader in innovation, the Company is committed to reducing the environmental footprint of consumer packaging. Graphic Packaging operates a global network of design and manufacturing facilities serving the world's most widely recognized brands in food, beverage, foodservice, household, and other consumer products. Learn more at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In millions, except per share amounts	2024	2023	2024	2023
Net Sales	$2,095	$2,249	$8,807	$9,428
Cost of Sales	1,642	1,748	6,845	7,311
Selling, General and Administrative	171	183	774	805
Other Expense, Net	15	16	64	64
Business Combinations, Exit Activities and Other Special Items, Net	28	12	5	74
Income from Operations	239	290	1,119	1,174
Nonoperating Pension and Postretirement Benefit Expense	(1)	(1)	(3)	(3)
Interest Expense, Net	(53)	(59)	(230)	(239)
Income before Income Taxes and Equity Income of Unconsolidated Entity	185	230	886	932
Income Tax Expense	(47)	(35)	(229)	(210)
Income before Equity Income of Unconsolidated Entity	138	195	657	722
Equity Income of Unconsolidated Entity	—	1	1	1
Net Income	$138	$196	$658	$723

Net Income Per Share - Basic	$0.46	$0.64	$2.16	$2.35
Net Income Per Share - Diluted	$0.46	$0.64	$2.16	$2.34

Weighted Average Number of Shares Outstanding - Basic	301.5	307.6	304.0	308.2
Weighted Average Number of Shares Outstanding - Diluted	302.7	308.5	305.1	309.1

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except share and per share amounts	December 31, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and Cash Equivalents	$157	$162
Receivables, Net	759	835
Inventories, Net	1,754	1,754
Other Current Assets	99	94
Assets Held for Sale	15	—
Total Current Assets	2,784	2,845
Property, Plant and Equipment, Net	5,258	4,992
Goodwill	1,993	2,103
Intangible Assets, Net	667	820
Other Assets	442	415
Total Assets	$11,144	$11,175

LIABILITIES
Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$39	$764
Accounts Payable	1,116	1,094
Other Accrued Liabilities	748	731
Total Current Liabilities	1,903	2,589
Long-Term Debt	5,145	4,609
Deferred Income Tax Liabilities	613	731
Other Noncurrent Liabilities	470	464

SHAREHOLDERS’ EQUITY
Preferred Stock, par value $0.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $.01 per share; 1,000,000,000 shares authorized; 300,163,372 and 306,058,815 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	3	3
Capital in Excess of Par Value	2,054	2,062
Retained Earnings	1,410	1,029
Accumulated Other Comprehensive Loss	(455)	(313)
Total Graphic Packaging Holding Company Shareholders’ Equity	3,012	2,781
Noncontrolling Interest	1	1
Total Equity	3,013	2,782
Total Liabilities and Shareholders' Equity	$11,144	$11,175

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twelve Months Ended
	December 31,
In millions	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$658	$723

Adjustments to Reconcile Net Income to Net Cash Provided by (Used in) Operating Activities:
Depreciation and Amortization	557	619
Amortization of Deferred Debt Issuance Costs	6	6
Deferred Income Taxes	(119)	22
Amount of Postretirement Expense Less Than Funding	(3)	(5)
Gain on Disposal of Business	(75)	—
Asset Impairment Charges	—	29
Share Based Compensation Expense	62	44
Other, Net	23	14
Changes in Operating Assets and Liabilities, Net of Acquisitions	(269)	(308)
Net Cash Provided by Operating Activities	840	1,144

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(1,169)	(781)
Packaging Machinery Spending	(34)	(23)
Acquisition of Businesses, Net of Cash Acquired	—	(361)
Proceeds from the Sale of Business	711	—
Beneficial Interest on Sold Receivables	250	184
Beneficial Interest Obtained in Exchange for Proceeds	(98)	(45)
Other, Net	(2)	1
Net Cash Used in Investing Activities	(342)	(1,025)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of Common Stock	(200)	(54)
Payments on Debt	(23)	(26)
Proceeds from Issuance of Debt	750	—
Retirement of Long-Term Debt	(700)	—
Borrowings under Revolving Credit Facilities	4,584	4,449
Payments on Revolving Credit Facilities	(4,747)	(4,314)
Debt Issuance Costs	(9)	—
Repurchase of Common Stock related to Share-Based Payments	(25)	(22)
Dividends Paid	(122)	(123)
Other, Net	3	(16)
Net Cash Used in Financing Activities	(489)	(106)
Increase (Decrease) in Cash and Cash Equivalents	9	13
Less: Cash reclassified to Assets Held for Sale	1	—
Effect of Exchange Rate Changes on Cash	(15)	(1)
Net (Decrease) Increase in Cash and Cash Equivalents	(5)	12
Cash and Cash Equivalents at Beginning of Year	162	150
Cash and Cash Equivalents at End of Year	$157	$162

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures

The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, depreciation and amortization, including pension amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio, and Total Net Debt. Adjusted EBITDA and Adjusted Net Income exclude charges associated with: the Company's business combinations, facility shutdowns, and other special items. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio, are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance, liquidity or net sales presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In millions, except per share amounts	2024	2023	2024	2023
Net Income	$138	$196	$658	$723
Add (Subtract):
Income Tax Expense	47	35	229	210
Equity Income of Unconsolidated Entity	—	(1)	(1)	(1)
Interest Expense, Net	53	59	230	239
Depreciation and Amortization	138	155	561	624
EBITDA	376	444	1,677	1,795
Charges Associated with Business Combinations, Exit Activities and Other Special Items, Net (a)	28	13	5	81
Adjusted EBITDA	$404	$457	$1,682	$1,876

Adjusted EBITDA Margin (Adjusted EBITDA/Net Sales)	19.3%	20.3%	19.1%	19.9%

Net Income	$138	$196	$658	$723
Charges Associated with Business Combinations, Exit Activities and Other Special Items, Net (a)	28	13	5	81
Accelerated Depreciation Related to Exit Activities	3	3	20	56
Amortization Related to Purchased Intangible Assets	21	23	82	88
Tax Impact of Business Combinations, Exit Activities and Other Special Items, Net, Accelerated Depreciation and Other Tax Items	(11)	(5)	(6)	(49)
Adjusted Net Income	$179	$230	$759	$899

Adjusted Earnings Per Share - Basic	$0.59	$0.75	$2.50	$2.92
Adjusted Earnings Per Share - Diluted	$0.59	$0.75	$2.49	$2.91

(a) For the three and twelve months ended December 31, 2023, $1 million and $7 million, respectively, is recorded in costs of sales for inventory write-offs primarily related to the CRB machine decommission.

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
	December 31,	December 31,	December 31,
In millions	2024	2023	2022
Net Income	$658	$723	$522
Add (Subtract):
Income Tax Expense	229	210	194
Equity Income of Unconsolidated Entity	(1)	(1)	—
Interest Expense, Net	230	239	197
Depreciation and Amortization	561	624	556
EBITDA	1,677	1,795	1,469
Charges Associated with Business Combinations, Exit Activities and Other Special Items, Net	5	81	131
Adjusted EBITDA	$1,682	$1,876	$1,600

	December 31,	December 31,	December 31,
Calculation of Net Debt:	2024	2023	2022
Short-Term Debt and Current Portion of Long-Term Debt	$39	$764	$53
Long-Term Debt (a)	5,170	4,632	5,230
Less:
Cash and Cash Equivalents	(157)	(162)	(150)
Total Net Debt	$5,052	$5,234	$5,133

Net Leverage Ratio (Total Net Debt/Adjusted EBITDA)	3.0	2.8	3.2
(a) Excludes unamortized deferred debt issue costs.

	Twelve Months Ended
	December 31,
In millions	2024	2023
Net Cash Provided by Operating Activities	$840	$1,144
Net Cash Receipts from Receivables Sold included in Investing Activities	152	139
Cash Payments Associated with Business Combinations, Exit Activities and Other Special Items, Net	184	14
Adjusted Net Cash Provided by Operating Activities	$1,176	$1,297
Capital Spending	(1,203)	(804)
Adjusted Cash Flow	$(27)	$493